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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 16, 2001



                       Leap Wireless International, Inc.
             (Exact name of registrant as specified in its charter)




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
           Delaware                      0-29752                           33-0811062
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer Identification No.)
      of Incorporation)
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     10307 Pacific Center Court, San Diego, California           92121
         (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (858) 882-6000
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     This Current Report on Form 8-K is filed by Leap Wireless International,
Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

     On March 16, 2001, the Company announced that Carolina PCS Limited Partnership I, L.P. ("Carolina PCS") had agreed to dismiss its challenges to the Company's "designated entity" status. The settlement removes all existing claims before the Federal Communications Commission (the "FCC") and federal courts that challenged the Company's status as a "designated entity" entitled under FCC rules to acquire and own wireless operating licenses reserved for entrepreneurial companies. As part of the settlement, the Company agreed to transfer wireless licenses covering all or parts of four rural South Carolina counties-Chester, Chesterfield, Lancaster and Marlboro-to Carolina PCS. These counties are part of the Charlotte, North Carolina Basic Trading Area and cover approximately 164,900 potential customers (1998 POPs). The Company currently offers its Cricket service in Charlotte, North Carolina.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2001                 LEAP WIRELESS INTERNATIONAL, INC.



                                     By: /s/ JAMES E. HOFFMANN
                                        ------------------------------
                                        James E. Hoffmann
                                        Senior Vice President, General Counsel
                                        and Secretary